CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement Nos. 333-192519, 333-195662, 333-212107, 333-213471, 333-214593, 333-228933, 333-229278 and 333-229528 on Form S-3 and Registration Statement Nos. 333-185612, 333-208575, 333-216518 and 333-225054 on Form S-8 of our reports dated March 8, 2021, relating to the financial statements of Par Pacific Holdings, Inc. and subsidiaries and the effectiveness of Par Pacific Holdings, Inc. and subsidiaries' internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended December 31, 2020.

/s/ DELOITTE & TOUCHE LLP
Houston, Texas
March 8, 2021